UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2009

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 9, 2009, the Company entered into an employment agreement (the "Employment Agreement") with Dominick Golio defining the terms of his employment with the Company as its Chief Financial Officer ("CFO"). Under the terms of the Employment Agreement, Mr. Golio will serve as CFO from April 13, 2009 (the "Commencement Date") through April 12, 2012. Thereafter, his term of employment will automatically renew for successive one-year terms unless either party elects not to extend the term as permitted by the Employment Agreement. The Employment Agreement provides that Mr. Golio will receive an annual base salary of $275,000. Mr. Golio’s primary office location shall be the Company’s headquarters, currently based in Mt. Laurel, New Jersey, and the Company shall reimburse Mr. Golio for reasonable lodging expenses in the Mt. Laurel, New Jersey area. Mr. Golio shall be responsible for all other costs including, but not limited to, travel and meals, associated with the performance of responsibilities at the Company's headquarters.

Mr. Golio is eligible to receive a target bonus of 50% of his base salary pursuant to the Company’s Management Bonus Plan, based upon attainment of pre-established bonus plan target objectives by Mr. Golio and the Company. Mr. Golio’s actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. Golio and the Company. Payment of $137,500, which is 100% of Mr. Golio’s target incentive amount for 2009, is guaranteed and shall be paid in four (4) equal installments of $34,375 as follows: (i) the first installment shall be paid within 15 days of June 30, 2009, (ii) the second installment shall be paid within 15 days of September 30, 2009, (iii) the third installment shall be paid within 15 days of December 31, 2009 and (iv) the fourth installment shall be paid within 15 days of March 31, 2010. In order to receive the installments of the guaranteed annual target incentive amount for 2009, Mr. Golio must be employed by the Company on the scheduled date of the applicable installment payment. Mr. Golio is also entitled to participate in the benefit programs generally available to Company employees.

If Mr. Golio’s employment is terminated by the Company without cause, the agreement provides for payment of a severance benefit equivalent to one year’s annual base salary (at the rate in effect as of the date of termination).

Prior to his appointment as CFO, Mr. Golio, 63, was most recently the North America Chief Financial Officer for D & M Holdings NA, a Bain Capital Holdings Portfolio Company, from 2002 to April 2009. Prior to D & M Holdings, Mr. Golio held SVP/CFO positions at Belco Oil & Gas Corporation from 1993 to 2002, Millmasters Onyx Group from 1991 to 1993, AEG Olympia, Inc. 1987 to 1991, and Case Pomeroy & Company from 1975 to 1987. Mr. Golio received both his bachelor degree in accounting and his masters degree in business administration from Pace University.

There are no transactions in which Mr. Golio has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

A copy of Mr. Golio’s employment agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

April 15, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and among Dominick Golio and MedQuist Inc. dated April 9, 2009
99.1	Press Release of MedQuist Inc. dated April 15, 2009